Exhibit 99.1

Source Financial Files Registration Statement

North Sydney, NSW, Australia, June 24, 2014 (GLOBE NEWSWIRE) -- Source Financial, Inc. (OTCQB:SRCF) ("Source" or the "Company"), an innovative financial services and payment solutions provider, has filed a Registration Statement on Form S-1 in the US with respect to the proposed public offering of 4 million shares of its common stock.

The price at which the shares of common stock will be sold will be determined by the Company based upon negotiations with the underwriter in light of the Company's operating history, the prospects for the Company, financial and operating information, and market valuations of publicly traded companies engaged in activities similar to those of the Company and other relevant factors.  Assuming a public offering price of $5.50 per share, the midpoint of the range set forth on the cover page of the prospectus forming a part of the Registration Statement, the net proceeds to the Company will be approximately $19,740,000, after deducting estimated underwriting discounts and commissions and estimated offering expenses

Source intends to use the proceeds from the raise to increase its loan facility in Australia; to develop its money transfer, foreign exchange and bill pay services in Australia; and if it decides to enter the United States market, to establish an office in the United States and expand operations into the United States; for reserves to establish a loan facility in the United States; to design, develop and implement a 360 Foreign Exchange platform and a Moneytech Exchange platform in the United States; to  design, develop and implement compliance programs; and for working capital and general corporate purposes, including complementary acquisitions in Australia, and if we enter the United States market, in the United States.

Moneytech Limited, a wholly owned subsidiary of Source, operates in the financial services market in Australia.  Targeting small and medium businesses (revenues between $1 million and $100 million) for its asset based lending solutions (including trade and accounts receivable finance),  Moneytech generally offers facilities of up to $5 million. Any business involved in the provision of products or services to other businesses which requires funds to grow or for ongoing working capital is a candidate for a Moneytech financial solution.

Wellington Shields & Co., LLC is underwriting the offering.

About Source Financial:

Source Financial, Inc., through its subsidiaries offers Asset Based Lending and Payment Services with a focus on utilizing cutting edge proprietary technology in the delivery of these services. Source Financial's website is located at:http://www.sourcefinancial.com

Source Financial's main products offered to the Australian business community are : 1) Credit Express - trade finance facilities;  2) Confirmed Capital - 100% Accounts Receivables funding; 3) Card Solutions- Wholesale gift and prepaid debit card solutions; and 4) Payment Services - Loyalty, Rewards, Payment Aggregation, Payment Disbursement, Bill Payment, Point of Sale and terminals. Source also offers foreign exchange solutions, including Spot Transactions, Forward Cover and Options.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Source Financial, and its subsidiaries, business and project plans within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended. Such statements are intended to be covered by the safe harbor created by such sections. Where Source Financial expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Source Financial does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

CONTACT: For further information contact: Market Street Investor Relations Inc. at (877) 218-9173